NUMBER                                                               Warrant(s)


                               BUSYBOX.COM, INC.

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                    REDEEMABLE COMMON STOCK PURCHASE WARRANT  CUSIP 123335 11 9



THIS CERTIFIES THAT, for value received,










is the Registered Holder of a Redeemable Common Stock Purchase Warrant ("Warrant") that entitles its Registered Holder to purchase one share of
Common Stock, $.01 par value, of busybox.com, inc. ("Company") for each
Warrant set forth above at a price of $5.50 per share (subject to adjustment)
from     ,1999 (or earlier if determined by the Company in accordance with
certain procedures) until           ,2004, unless extended by the Company, all
as more particularly described in, and subject to the terms and conditions
contained in the Warrant Agreement, dated            , 1999 between the Company
and American Securities Transfer, Inc. as Warrant Agent. A copy of the Warrant Agreement may be obtained by any registered holder, without cost, upon written request to the Warrant Agent or the Company. The Warrant shall be governed by the laws of the State of Colorado.
     This Warrant may be exercised to purchase Common Stock only in accordance with its terms, which include the completion and execution of the "Exercise Agreement" appearing on the reverse side hereof for a written exercise instrument of comparable substance and delivery thereof, with payment as provided, to the principal office of the Warrant Agent.
     The Warrants are redeemable by the Company for $.05 per Warrant, at any
time after     ,1999. Upon thirty (30) days, prior written notice. If the average closing price or bid price of the Common Stock as reported by the principal exchange on which the Common Stock is traded, the Nasdaq Stock Market, Inc. or the National Quotation Bureau, Incorporated, as the case may be, equals or exceeds $10.00 per share for any twenty (20) trading days within a period of thirty (30) days ending within ten (10) days of the notice of redemption. Upon thirty (30) days' written notice to all holders of the Warrants, the Company shall have the right to reduce the exercise price and/or extend the term of the Warrants.
     This Warrant is registered on the books of the Company as maintained on its behalf by the Warrant Agent, and is transferable only by surrender thereof at the principal office of the Warrant Agent, duly endorsed for assignment as reflected on the reverse side hereof or otherwise accompanied by a duly executed written instrument of assignment or transfer. This certificate is not valid unless countersigned by the Warrant Agent.
     WITNESS, the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

Dated




                                 [seal]



                     SECRETARY                         CHAIRMAN






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                               BUSYBOX.COM, INC.

                              EXERCISE AGREEMENT
                              ------------------

      To Be Executed by the Registered Holder in Order to Exercise Warrants

   The undersigned Registered HOlder, pursuant to the provisions of the within Warrant, hereby subscribes for and purchases________________shares of Common Stock covered by such Warrant and herewith makes full cash payment of $__________________for such Warrant Stock at the Exercise Price per share provided by such Warrant.

Dated:
---------------------------------             -------------------------------
                                                         (Signature)
---------------------------------             -------------------------------
     (Address for Delivery)                          (Print or type name)
---------------------------------

---------------------------------

                                ASSIGNMENT FORM
                                ---------------
     To Be Executed by the Registered Holder in Order to Transfer Warrants FOR VALUE RECEIVED, the undersigned Registered HOlder hereby sells, assigns, and transfers all of the rights of the below, unto the Assignee identified below, and does hereby irrevocably constitute and appoint___________ to effect such transfer of rights on the books of the Company, with full power of substitution:

     NAME OF ASSIGNEE                      ADDRESS OF ASSIGNEE                  NO. OF WARRANTS
     ----------------                      -------------------                  ---------------



Dated:
      ---------------------------            -------------------------------
                                              (Signature of Registered Holder)

                                             -------------------------------
                                                   (Print or type name)


    NOTICE: The signature(s) of the Registered Holder above must correspond with the name as written upon the face of the within Warrant, or upon the Assignment thereof if applicable, in every particular, without alteration, enlargement or any change whatsoever, and must be guaranteed by an Eligible Guarantor Institution which is a participant in a securities transfer association recognized program, having an office or correspondent in New York, New York.


                           SIGNATURE GUARANTEE
                           -------------------

Authorized Signature:
                     -------------------------------------------------------
Name of Bank or Firm:
                     -------------------------------------------------------
Dated:
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